Exhibit 99.1

The premier capital provider to the hospitality industryTM	NEWS RELEASE

Contact:	David Kimichik Chief Financial Officer (972) 490-9600	Tripp Sullivan Corporate Communications, Inc. (615) 254-3376
ASHFORD HOSPITALITY TRUST REPORTS SECOND QUARTER RESULTS
DALLAS — (August 1, 2007) — Ashford Hospitality Trust, Inc. (NYSE:AHT) today reported the following results and performance measures for the second quarter ended June 30, 2007. The proforma performance measurements for Occupancy, Average Daily Rate (ADR), revenue per available room (RevPAR), and Hotel Operating Profit (or Hotel EBITDA) include the Company’s 118 hotels owned as of June 30, 2007, which excludes 3 hotel assets held for sale as of that date. Unless otherwise stated, all reported results compare the second quarter ended June 30, 2007 with the second quarter ended June 30, 2006. The reconciliation of non-GAAP financial measures is included in the financial tables accompanying this press release.
FINANCIAL HIGHLIGHTS
•	Total revenue increased 205% to $350.3 million from $114.8 million

•	Net income available to common shareholders increased 69% to $14.1 million compared with $8.3 million in the prior-year quarter

•	Adjusted funds from operations (AFFO), not including gain on sale, increased 126% to $56.5 million, or $0.44 per diluted share compared with $0.34 per diluted share in the prior-year quarter

•	Cash available for distribution (CAD) increased 100% to $45.4 million, or $0.35 per diluted share compared with $0.31 per diluted share in the prior-year quarter

•	Declared quarterly common dividend of $ 0.21 per diluted share

•	CAD dividend coverage was 167% for the quarter
STRONG INTERNAL GROWTH
•	Proforma RevPAR increased 6.5% for hotels not under renovation on a 5.9% increase in ADR to $140.72 and a 41-basis point improvement in occupancy

•	Proforma RevPAR increased 5.8% for all hotels on a 5.8% increase in ADR to $141.28 and a 3-basis point improvement in occupancy

•	Proforma same-property Hotel Operating Profit for hotels not under renovation improved 8.7%

•	Proforma same-property Hotel Operating Profit margin for hotels not under renovation improved 73 basis points
CAPITAL RECYCLING AND ASSET ALLOCATION
•	Capex invested in the second quarter totaled $25 million

•	Capex for 2007 and 2008 estimated at $280 million for which the Company has adequate resources to fund

•	11 hotels and one office building sold in the second quarter for $115.8 million
PORTFOLIO REVPAR GROWTH
As of June 30, 2007, the Company had a portfolio of direct hotel investments consisting of 118 properties classified in continuing operations. During the second quarter, 114 of the hotels included in continuing operations were not under renovation. The Company believes reporting its operating metrics for
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14185 Dallas Parkway, Suite 1100, Dallas, TX 75254	Phone: (972) 490-9600

AHT Announces Second Quarter Results

August 1, 2007
continuing operations on a proforma total basis (all 118 hotels) and proforma not-under-renovation basis (114 hotels) is a measure that reflects a meaningful and more focused comparison of the operating results in its direct hotel portfolio. The Company’s reporting by region and brand includes the results of all 118 hotels. Details of each category are provided in the tables attached to this release.
•	RevPAR growth by region was led by: West South Central (12 hotels) with a 14.5% increase; Middle Atlantic (10) with 10.0%; Pacific (23) with 8.3%; West North Central (4) with 6.0%; Mountain (8) with 4.3%; East North Central (10) with 4.2%; South Atlantic (43) with 3.2%; New England (4) with 2.5%; East South Central (3) with a 0.9% decrease; and Canada (1) with a 11.1% decrease.

•	RevPAR growth by brand was led by: InterContinental (2 hotels) with 9.9%; Hilton (38 hotels) with 8.2%; Starwood (6) with 7.1%; Hyatt (5) with 4.7%; Marriott (62) with 4.7%; Radisson (3) with a 6.3% decrease; and independents (2) with a 12.8% decrease.
HOTEL EBITDA MARGINS AND QUARTERLY SEASONALITY TRENDS
For the 114 hotels as of June 30, 2007 that were not under renovation, Proforma Hotel EBITDA (adjusted as if all hotels were included throughout both periods) increased 8.7% to $112.9 million. Proforma Hotel EBITDA margin (expressed as a percentage of Total Hotel Revenue) improved 73 basis points to 31.2%. For all 118 hotels included in continuing operations as of June 30, 2007, Proforma Hotel EBITDA increased 7.2% to $117.3 million and Hotel EBITDA margin increased 49 basis points to 30.9%.
Ashford believes year-over-year Hotel EBITDA and Hotel EBITDA margin comparisons are more meaningful to gauge the performance of the Company’s hotels than sequential quarter-over-quarter comparisons. Given the substantial seasonality in the Company’s portfolio and its active capital recycling, to help investors better understand this seasonality, the Company provides quarterly detail on its Proforma Hotel EBITDA and Proforma Hotel EBITDA margin for the current and certain prior-year periods based upon the number of core hotels in the portfolio as of the end of the current period. As Ashford’s portfolio mix changes from time to time so will the seasonality for Proforma Hotel EBITDA and Proforma Hotel EBITDA margin. Details of the quarterly calculations for the last four quarters for the current portfolio, including the 53 hotels acquired during the second quarter, are provided in the tables attached to this release.
Monty J. Bennett, President and CEO, commented, “The strong second quarter performance reflects continued progress with our internal growth, asset management and capital allocation strategies. With the integration of the acquired CNL Hotels and Resorts' assets now complete, we are moving forward with the $280 million of value-added investments to further enhance the growth we are experiencing at our hotels. Over $100 million of the planned cap-ex is expected to kick off in the second half of the year. Our recent capital markets activities and asset sales have also helped us reach our deleveraging target well ahead of schedule and at very attractive terms in light of current market conditions.”
FINANCING ACTIVITY
On April 24, 2007, the Company closed a follow-on offering of 48,875,000 shares of common stock at $11.75 per share. The offering raised net proceeds of approximately $548 million, which was used to pay off the following debt associated with the purchase of 51 hotels from CNL Hotels and Resorts: a $325 million term loan, $180 million of floating-rate CMBS and $45 million of existing debt.
At June 30, 2007, the Company’s net debt (defined as total debt less cash) to total enterprise value (defined as net debt plus the market value of all common shares, preferred shares and operating partnership units outstanding) was 57% based upon the Company’s closing stock price of $11.76. As of June 30, 2007, the Company’s $2.9 billion debt balance consisted of 78% of fixed-rate debt, with a total weighted average interest rate of 6.1%. The Company’s weighted average debt maturity is 6.4 years.
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AHT Announces Second Quarter Results

August 1, 2007
SECOND QUARTER INVESTMENT ACTIVITY
On April 11, 2007, the Company completed the acquisition of a 51-hotel, 13,640-room (net after joint venture adjustment) hotel portfolio from CNL Hotels and Resorts for approximately $2.4 billion in total consideration ($177,000 per key). The estimated forward NOI cap rate is 7.6% and the EBITDA yield is 9.0% resulting in an 11.1x EBITDA multiple. On a trailing 12-month basis, the transaction’s NOI cap rate is 7.0% with an EBITDA yield of 8.4% equating to an 11.9x EBITDA multiple.
On May 21, 2007, the Company completed the acquisition of a 120-room Residence Inn and a 118-room Hampton Inn hotel in Jacksonville, Florida for $35.8 million. On a trailing 12-month basis, the transaction’s NOI cap rate is 8.3% with an EBITDA yield of 9.1% equating to an 11.0x EBITDA multiple. The primary source of capital for this transaction was the proceeds of a 1031 tax-free exchange.
On various dates throughout the quarter, the Company completed the sale of eleven hotels and one office building for a total of $115.8 million. The hotels sold include: the seven asset TownePlace Suites portfolio, the Embassy Suites Phoenix, Arizona, the Radisson Hotel Covington, Kentucky, the Fairfield Inn Evansville, Indiana and the Radisson Airport Hotel Indianapolis, Indiana. In connection with these sales, the Company generated a net gain of $33.3 million. The tax on this gain of $6.9 million will be deferred through a section 1031 tax-free exchange.
SUBSEQUENT FINANCING AND INVESTMENT ACTIVITY
On July 18, 2007, the Company priced 8,000,000 shares of 8.45% Series D Cumulative Preferred Stock at $25.00 per share. The annual distribution for the preferred stock is $2.1125 per share, payable quarterly. Ashford used the net proceeds of the offering to redeem the Company’s Series C Preferred Stock.
INVESTMENT OUTLOOK
Mr. Bennett concluded, “The concentration of our hotels in high-growth markets, high-growth segments and in premier brands, as well as our ability to assemble and integrate portfolios at attractive returns, differentiate Ashford in today’s market. We will continue to explore new opportunities to put this advantage to work for our shareholders. However, our primary focus is internal growth opportunities within our portfolio.”
INVESTOR CONFERENCE CALL AND SIMULCAST
Ashford Hospitality Trust, Inc. will conduct a conference call at 11:00 a.m. ET on August 2, 2007, to discuss the second quarter results. The number to call for this interactive teleconference is (913) 981-4911. A seven-day replay of the conference call will be available by dialing (719) 457-0820 and entering the confirmation number, 8263407.
The Company will also provide an online simulcast and rebroadcast of its first quarter 2006 earnings release conference call. The live broadcast of Ashford’s quarterly conference call will be available online at the Company’s website at www.ahtreit.com as well as on http://www.videonewswire.com/event.asp?regd=y&id=40824 on August 2, 2007, beginning at 11:00 a.m. ET. The online replay will follow shortly after the call and continue for approximately one year.
Substantially all of our non-current assets consist of real estate investments and debt investments secured by real estate. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider supplemental measures of performance,
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AHT Announces Second Quarter Results

August 1, 2007
which are not measures of operating performance under GAAP, to be helpful in evaluating a real estate company’s operations. These supplemental measures include FFO, AFFO, EBITDA, Hotel Operating Profit, and CAD. FFO is computed in accordance with our interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the NAREIT definition differently than us. Neither FFO, AFFO, EBITDA, Hotel Operating Profit, nor CAD represents cash generated from operating activities as determined by GAAP and should not be considered as an alternative to a) GAAP net income (loss) as an indication of our financial performance or b) GAAP cash flows from operating activities as a measure of our liquidity, nor are such measures indicative of funds available to fund our cash needs, including our ability to make cash distributions. However, management believes FFO, AFFO, EBITDA, Hotel Operating Profit, and CAD to be meaningful measures of a REIT’s performance and should be considered along with, but not as an alternative to, net income and cash flow as a measure of our operating performance.
* * * * *
Ashford Hospitality Trust is a self-administered real estate investment trust focused on investing in the hospitality industry across all segments and at all levels of the capital structure, including direct hotel investments, first mortgages, mezzanine loans and sale-leaseback transactions. Additional information can be found on the Company’s web site at www.ahtreit.com.
Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, the timing for closing, the impact of the transaction on our business and future financial condition, our business and investment strategy, our understanding of our competition and current market trends and opportunities and projected capital expenditures. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford’s control.
These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford’s filings with the Securities and Exchange Commission. EBITDA is defined as net income before interest, taxes, depreciation and amortization. EBITDA yield is defined as trailing twelve month EBITDA divided by the purchase price. A capitalization rate is determined by dividing the property’s annual net operating income by the purchase price. Net operating income is the property’s funds from operations minus a capital expense reserve of either 4% or 5% of gross revenues. Funds from operations (“FFO”), as defined by the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) in April 2002, represents net income (loss) computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from sales or properties and extraordinary items as defined by GAAP, plus depreciation and amortization of real estate assets, and net of adjustments for the portion of these items related to unconsolidated entities and joint ventures.
The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.
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ASHFORD HOSPITALITY TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts)
(Unaudited)

	June 30,	December 31,
	2007	2006
ASSETS
Investment in hotel properties, net	$4,279,054	$1,632,946
Cash and cash equivalents	157,175	73,343
Restricted cash	48,208	9,413
Accounts receivable, net	81,278	22,081
Inventories	4,522	2,110
Assets held for sale	26,553	119,342
Notes receivable	72,815	102,833
Deferred costs, net	34,066	14,143
Prepaid expenses	21,251	11,154
Other assets	7,193	7,826
Due from third-party hotel managers	39,097	15,964
Due from related parties	3,513	757

Total assets	$4,774,725	$2,011,912

LIABILITIES AND OWNERS’ EQUITY
Indebtedness	$2,922,085	$1,091,150
Capital leases payable	815	177
Accounts payable	38,817	16,371
Accrued expenses	85,524	32,591
Dividends payable	34,842	19,975
Deferred income	270	294
Deferred incentive management fees	3,658	3,744
Unfavorable management contract liability	24,714	15,281
Other liabilities	3,084	—
Due to third-party hotel managers	5,583	1,604
Due to related parties	929	4,152

Total liabilities	3,120,321	1,185,339

Commitments and contingencies
Minority interest in consolidated joint ventures	103,624	—
Minority interest related to limited partnership interests	108,141	109,864
Preferred stock, $0.01 par value:
Series B Cumulative Convertible Redeemable Preferred Stock, 7,447,865 issued and outstanding at June 30, 2007 and December 31, 2006, respectively	75,000	75,000

Preferred stock, $0.01 par value, 50,000,000 shares authorized:
Series A Cumulative Preferred Stock, 2,300,000 issued and outstanding at June 30, 2007 and December 31, 2006, respectively	23	23
Series C Cumulative Preferred Stock, 8,000,000 issued and outstanding at June 30, 2007	80	—
Common stock, $0.01 par value, 200,000,000 shares authorized, 122,634,167 shares issued and 122,613,582 shares outstanding at June 30, 2007 and 72,942,841 shares issued and outstanding at December 31, 2006	1,226	729
Additional paid-in capital	1,452,629	708,420
Accumulated other comprehensive income (loss)	(14)	111
Accumulated deficit	(86,058)	(67,574)
Treasury stock, at cost (20,585 shares)	(247)	—

Total owners’ equity	1,367,639	641,709

Total liabilities and owners’ equity	$4,774,725	$2,011,912

ASHFORD HOSPITALITY TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Share and Per Share Amounts)
(Unaudited)

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
REVENUE
Rooms	$250,772	$88,550	$364,163	$167,017
Food and beverage	79,116	17,754	110,326	32,540
Rental income from operating leases	1,184	—	1,184	—
Other	16,006	4,263	21,020	7,711

Total hotel revenue	347,078	110,567	496,693	207,268
Interest income from notes receivable	2,866	3,920	6,221	7,866
Asset management fees from affiliates	331	318	663	636

Total Revenue	350,275	114,805	503,577	215,770

EXPENSES
Hotel operating expenses
Rooms	55,268	19,058	80,388	35,908
Food and beverage	55,366	13,114	78,062	24,615
Other direct	7,912	1,836	10,279	3,429
Indirect	88,976	31,032	132,209	60,632
Management fees	12,791	4,315	18,312	8,201

Total hotel expenses	220,313	69,355	319,250	132,785

Property taxes, insurance, and other	18,602	6,000	26,614	11,193
Depreciation and amortization	60,213	11,148	77,132	21,155
Corporate general and administrative:
Stock-based compensation	1,907	1,770	2,966	2,710
Other corporate and administrative	5,241	3,569	8,775	7,439

Total Operating Expenses	306,276	91,842	434,737	175,282

OPERATING INCOME	43,999	22,963	68,840	40,488

Interest income	975	566	1,473	1,060
Interest expense	(43,206)	(11,330)	(59,284)	(22,766)
Amortization of loan costs	(2,263)	(461)	(2,923)	(975)
Write-off of loan costs and exit fees	(5,264)	(102)	(5,966)	(788)

INCOME (LOSS) BEFORE INCOME TAXES AND MINORITY INTEREST	(5,759)	11,636	2,140	17,019
Benefit from (provision for) income taxes	(36)	(103)	1,187	(228)
Minority interest in consolidated joint ventures	523	—	523	—
Minority interest related to limited partners	451	(1,839)	(800)	(2,760)

INCOME (LOSS) FROM CONTINUING OPERATIONS	(4,821)	9,694	3,050	14,031
Income from discontinued operations, net:
(including gains on sales net of income taxes of approximately $26.5 million and $27.8 million for the three and six months ended June 30, 2007, respectively)	25,905	1,329	29,525	4,454

NET INCOME	21,084	11,023	32,575	18,485
Preferred dividends	7,033	2,719	9,826	5,438

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$14,051	$8,304	$22,749	$13,047

Income From Continuing Operations Per Share Available To Common Shareholders:
Basic	$(0.11)	$0.13	$(0.08)	$0.16

Diluted	$(0.11)	$0.12	$(0.07)	$0.16

Income From Discontinued Operations Per Share:
Basic	$0.24	$0.02	$0.33	$0.08

Diluted	$0.24	$0.02	$0.33	$0.08

Net Income Per Share Available To Common Shareholders:
Basic	$0.13	$0.15	$0.25	$0.24

Diluted	$0.13	$0.15	$0.25	$0.24

Weighted Average Common Shares Outstanding:
Basic	108,138,363	55,711,214	90,275,311	53,828,335

Diluted	108,204,298	55,924,733	90,739,244	54,365,854

ASHFORD HOSPITALITY TRUST, INC.
EBITDA
(In Thousands)
(Unaudited)

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
Net income	$21,084	$11,023	$32,575	$18,485

Add back:
Interest income	(975)	(566)	(1,473)	(1,060)
Interest expense and amortization of loan costs	45,469	11,791	62,207	23,741
Depreciation and amortization	60,213	12,374	77,409	23,308
Minority interest relating to limited partners	1,979	2,091	3,806	3,675
Provision for income taxes	6,903	85	6,392	238

	113,589	25,775	148,341	49,902

EBITDA	$134,673	$36,798	$180,916	$68,387

For the three months ended June 30, 2007, EBITDA has not been adjusted to deduct the amortization of the unfavorable management contract liabilities of approximately $512,000, the write-off of loan costs and exit fees of approximately $5.3 million, and gains on sales of properties of approximately $33.3 million.
For the three months ended June 30, 2006, EBITDA has not been adjusted to add back the write-off of loan costs of approximately $102,000 and the loss from reclassification from discontinued to continuing of approximately $863,000.
For the six months ended June 30, 2007, EBITDA has not been adjusted to deduct the amortization of the unfavorable management contract liabilities of approximately $936,000, the write-off of loan costs and exit fees of approximately $6.0 million, and gains on sales of properties of approximately $34.7 million.
For the six months ended June 30, 2006, EBITDA has not been adjusted to add back the write-off of loan costs of approximately $788,000 and the loss from reclassification from discontinued to continuing of approximately $863,000.
ASHFORD HOSPITALITY TRUST, INC.
FFO and Adjusted FFO
(In Thousands, Except Share And Per Share Amounts)
(Unaudited)

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
Net income available to common shareholders	$14,051	$8,304	$22,749	$13,047

Plus real estate depreciation and amortization	60,127	12,187	77,243	22,913
Remove gains on sales of properties, net of related income taxes	(26,450)	—	(27,839)	—
Remove minority interest relating to limited partners	1,979	2,091	3,806	3,675

FFO available to common shareholders	$49,707	$22,582	$75,959	$39,635

Add back dividends on convertible preferred stock	1,564	1,490	3,128	2,979
Add back write-off of loan costs and exit fees	5,264	102	5,966	788
Add back loss from reclassification of discontinued to continuing	—	863	—	863
Adjusted FFO	$56,535	$25,037	$85,053	$44,265

Adjusted FFO per diluted share available to common shareholders	$0.44	$0.34	$0.76	$0.61

Diluted weighted average shares outstanding	129,164,588	74,163,787	111,699,534	72,744,204

ASHFORD HOSPITALITY TRUST, INC.
CASH AVAILABLE FOR DISTRIBUTION (“CAD”)
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months		Three Months
	Ended		Ended
	June 30, 2007	(per diluted share)	June 30, 2006	(per diluted share)
Net income available to common shareholders	$14,051	$0.11	$8,304	$0.11
Add back dividends on convertible preferred stock	1,564	0.01	1,490	0.02

Total	$15,615	$0.12	$9,794	$0.13

Plus real estate depreciation and amortization	60,127	$0.47	12,187	$0.16
Remove minority interest relating to limited partners	1,979	0.02	2,091	0.03
Plus stock-based compensation	1,907	0.01	1,770	0.02
Plus amortization of loan costs	2,263	0.02	461	0.01
Plus write-off of loan costs and exit fees	5,264	0.04	102	0.00
Plus loss from reclassification of discontinued to continuing	—	0.00	863	0.01
Less amortization of unfavorable management contract liabilities	(512)	(0.00)	—	0.00
Less gains on sales of properties, net of related income taxes	(26,450)	(0.20)	—	0.00
Less capital improvements reserve	(14,804)	(0.11)	(4,560)	(0.06)

CAD	$45,389	$0.35	$22,708	$0.31

	Six Months		Six Months
	Ended		Ended
	June 30, 2007	(per diluted share)	June 30, 2006	(per diluted share)
Net income available to common shareholders	$22,749	$0.20	$13,047	$0.18
Add back dividends on convertible preferred stock	3,128	0.03	2,979	0.04

Total	$25,877	$0.23	$16,026	$0.22

Plus real estate depreciation and amortization	77,243	$0.69	22,913	$0.31
Remove minority interest relating to limited partners	3,806	0.03	3,675	0.05
Plus stock-based compensation	2,966	0.03	2,710	0.04
Plus amortization of loan costs	2,923	0.03	975	0.01
Plus write-off of loan costs and exit fees	5,966	0.05	788	0.01
Plus loss from reclassification of discontinued to continuing	—	0.00	863	0.01
Less amortization of unfavorable management contract liabilities	(936)	(0.01)	—	0.00
Less gains on sales of properties, net of related income taxes	(27,839)	(0.25)	—	0.00
Less capital improvements reserve	(20,491)	(0.18)	(7,953)	(0.11)

CAD	$69,515	$0.62	$39,997	$0.55

ASHFORD HOSPITALITY TRUST, INC.
PRO FORMA HOTEL OPERATING PROFIT
(In Thousands)
(Unaudited)
ALL HOTELS INCLUDED IN CONTINUING OPERATIONS:

	Three Months Ended			Six Months Ended
	June 30, 2007	June 30, 2006	% Variance	June 30, 2007	June 30, 2006	% Variance
REVENUE
Rooms (1)	$277,106	$261,681	5.89%	$534,570	$505,953	5.66%
Food and beverage	84,889	80,805	5.05%	162,222	153,489	5.69%
Other	17,387	17,212	1.02%	33,995	33,475	1.55%

Total hotel revenue	379,382	359,698	5.47%	730,787	692,917	5.47%

EXPENSES
Hotel operating expenses
Rooms (1)	59,656	58,554	1.88%	115,461	114,087	1.20%
Food and beverage	59,461	57,418	3.56%	116,585	111,853	4.23%
Other direct	8,828	9,101	-3.00%	17,191	17,685	-2.79%
Indirect	95,811	89,347	7.23%	188,934	178,659	5.75%
Management fees, includes base and incentive fees	18,227	17,025	7.06%	32,862	31,253	5.15%

Total hotel operating expenses	241,983	231,445	4.55%	471,033	453,537	3.86%

Property taxes, insurance, and other	20,130	18,846	6.81%	39,289	36,048	8.99%

HOTEL OPERATING PROFIT (Hotel EBITDA)	$117,269	$109,407	7.19%	$220,465	$203,332	8.43%

Minority interest in consolidated joint ventures	$7,656	$7,048	8.63%	$15,206	$13,901	9.39%

HOTEL OPERATING PROFIT (Hotel EBITDA), excluding minority interest in joint ventures	$109,613	$102,359	7.09%	$205,259	$189,431	8.36%

NOTE: The above pro forma table assumes the 118 hotel properties owned and included in continuing operations at June 30, 2007 were owned as of the beginning of the periods presented.
ALL HOTELS NOT UNDER RENOVATION INCLUDED IN CONTINUING OPERATIONS:

	Three Months Ended			Six Months Ended
	June 30, 2007	June 30, 2006	% Variance	June 30, 2007	June 30, 2006	% Variance
REVENUE
Rooms (1)	$264,664	$248,466	6.52%	$511,262	$481,892	6.09%
Food and beverage	80,355	75,550	6.36%	153,689	144,063	6.68%
Other	16,495	16,449	0.28%	32,357	31,908	1.41%

Total hotel revenue	361,514	340,465	6.18%	697,308	657,863	6.00%

EXPENSES
Hotel operating expenses
Rooms (1)	56,674	55,404	2.29%	109,531	108,224	1.21%
Food and beverage	56,006	53,411	4.86%	109,924	104,544	5.15%
Other direct	8,604	8,831	-2.57%	16,764	17,190	-2.48%
Indirect	90,714	84,948	6.79%	179,322	169,869	5.56%
Management fees, includes base and incentive fees	17,498	16,219	7.89%	31,526	29,755	5.95%

Total hotel operating expenses	229,496	218,813	4.88%	447,067	429,582	4.07%

Property taxes, insurance, and other	19,083	17,767	7.41%	37,165	34,126	8.91%

HOTEL OPERATING PROFIT (Hotel EBITDA)	$112,935	$103,885	8.71%	$213,076	$194,155	9.75%

Minority interest in consolidated joint ventures	$7,656	$7,048	8.63%	$15,206	$13,901	9.39%

HOTEL OPERATING PROFIT (Hotel EBITDA), excluding minority interest in joint ventures	$105,279	$96,837	8.72%	$197,870	$180,254	9.77%

NOTE: The above pro forma table assumes the 114 hotel properties owned and included in continuing operations at June 30, 2007 but not under renovation during the three and six months ended June 30, 2007 were owned as of the beginning of the periods presented.

(1)	On March 26, 2006, the Company converted its Radisson hotel in Ft. Worth, Texas, to a Hilton hotel, which resulted in a room count reduction from 517 to 294.

Consequently, the increase in pro forma RevPAR exceeded the increase in pro forma room revenues for the six months ended June 30, 2007 compared to the same 2006 period.

ASHFORD HOSPITALITY TRUST, INC.
KEY PERFORMANCE INDICATORS — PRO FORMA
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2007	2006	% Variance	2007	2006	% Variance
ALL HOTELS INCLUDED IN CONTINUING OPERATIONS:

Room revenues (1)	$277,105,842	$261,681,090	5.89%	$534,569,682	$505,953,006	5.66%
RevPAR (1)	$110.44	$104.35	5.83%	$106.89	$100.81	6.03%
Occupancy	78.17%	78.14%	0.04%	74.85%	75.22%	-0.50%
ADR	$141.28	$133.54	5.79%	$142.82	$134.02	6.56%
NOTE: The above pro forma table assumes the 118 hotel properties owned and included in continuing operations at June 30, 2007 were owned as of the beginning of the periods presented.

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2007	2006	% Variance	2007	2006	% Variance
ALL HOTELS NOT UNDER RENOVATION INCLUDED IN CONTINUING OPERATIONS:

Room revenues (1)	$264,663,966	$248,466,431	6.52%	$511,262,362	$481,892,097	6.09%
RevPAR (1)	$110.24	$103.55	6.47%	$106.84	$100.33	6.49%
Occupancy	78.34%	77.93%	0.53%	75.03%	75.16%	-0.17%
ADR	$140.72	$132.88	5.90%	$142.41	$133.50	6.67%
NOTE: The above pro forma table assumes the 114 hotel properties owned and included in continuing operations at June 30, 2007 but not under renovation for the three and six months ended June 30, 2007 were owned as of the beginning of the periods presented.
Excluded Hotels Under Renovation:
     Radisson City Center — Indianapolis, Sea Turtle Inn Jacksonville, Hyatt Dulles, JW Marriott San Francisco

(1)	On March 26, 2006, the Company converted its Radisson hotel in Ft. Worth, Texas, to a Hilton hotel, which resulted in a room count reduction from 517 to 294.

Consequently, the increase in pro forma RevPAR exceeded the increase in pro forma room revenues for the three months ended March 31, 2007 compared to the same 2006 period.

ASHFORD HOSPITALITY TRUST, INC.
Pro Forma Hotel RevPAR by Region
(Unaudited)

			Three Months Ended		Six Months Ended		Percent
			June 30,		June 30,		Change in RevPAR
Region	Number of Hotels	Number of Rooms	2007	2006	2007	2006	Quarter	YTD
Pacific (1)	23	5,818	$119.61	$110.42	$114.63	$106.17	8.3%	8.0%
Mountain (2)	8	1,597	$103.52	$99.22	$113.96	$108.36	4.3%	5.2%
West North Central (3)	4	786	$91.25	$86.08	$85.86	$81.38	6.0%	5.5%
West South Central (4)	12	2,955	$103.63	$90.47	$104.10	$90.23	14.5%	15.4%
East North Central (5)	10	2,557	$85.92	$82.47	$79.85	$79.87	4.2%	0.0%
East South Central (6)	3	441	$92.06	$92.87	$88.77	$88.27	-0.9%	0.6%
Middle Atlantic (7)	10	2,558	$112.75	$102.49	$100.36	$92.79	10.0%	8.2%
South Atlantic (8)	43	9,195	$118.46	$114.77	$117.36	$112.62	3.2%	4.2%
New England (9)	4	458	$72.71	$70.91	$63.83	$58.08	2.5%	9.9%
Canada	1	607	$111.78	$125.75	$81.61	$91.02	-11.1%	-10.3%

Total Portfolio	118	26,971	$110.44	$104.35	$106.89	$100.81	5.8%	6.0%

(1)	Includes Alaska and California

(2)	Includes Nevada, Arizona, New Mexico, and Utah

(3)	Includes Minnesota and Kansas

(4)	Includes Texas

(5)	Includes Ohio, Illinois, and Indiana

(6)	Includes Kentucky and Alabama

(7)	Includes New York and Pennsylvania

(8)	Includes Virginia, Florida, Georgia, Maryland, and North Carolina

(9)	Includes Massachusetts
NOTE: The above pro forma table assumes the 118 hotel properties owned and included in continuing operations as of June 30, 2007 were owned as of the beginning of the periods presented.

ASHFORD HOSPITALITY TRUST, INC.
Pro Forma Hotel RevPAR by Brand
(Unaudited)

			Three Months Ended		Six Months Ended		Percent
			June 30,		June 30,		Change in RevPAR
Brand	Number of Hotels	Number of Rooms	2007	2006	2007	2006	Quarter	YTD
Hilton	38	8,227	$117.84	$108.90	$116.72	$106.50	8.2%	9.6%
Hyatt	5	2,591	$103.29	$98.64	$99.24	$96.00	4.7%	3.4%
InterContinental	2	420	$151.24	$137.66	$160.94	$145.13	9.9%	10.9%
Independent	2	317	$82.77	$94.93	$73.77	$83.71	-12.8%	-11.9%
Marriott	62	12,988	$108.72	$103.88	$104.97	$101.07	4.7%	3.9%
Radisson	3	686	$68.06	$72.66	$59.01	$60.47	-6.3%	-2.4%
Starwood	6	1,742	$104.20	$97.27	$89.49	$82.82	7.1%	8.1%

Total Portfolio	118	26,971	$110.44	$104.35	$106.89	$100.81	5.8%	6.0%

NOTE: The above pro forma table assumes the 118 hotel properties owned and included in continuing operations as of June 30, 2007 were owned as of the beginning of the periods presented.

ASHFORD HOSPITALITY TRUST, INC.
Pro Forma Hotel Operating Profit by Region
(In Thousands)
(Unaudited)

			Three Months Ended				Six Months Ended				Percent Change in
			June 30,				June 30,				Hotel Operating Profit
Region	Number of Hotels	Number of Rooms	2007	% Total	2006	% Total	2007	% Total	2006	% Total	Quarter	YTD
Pacific (1)	23	5,818	$28,645	24.4%	$25,493	23.3%	$53,651	24.3%	$48,052	23.6%	12.4%	11.7%
Mountain (2)	8	1,597	$5,937	5.1%	$6,292	5.8%	$16,015	7.3%	$15,345	7.5%	-5.6%	4.4%
West North Central (3)	4	786	$2,841	2.4%	$2,641	2.4%	$5,129	2.3%	$4,574	2.2%	7.6%	12.1%
West South Central (4)	12	2,955	$11,378	9.7%	$7,813	7.1%	$23,091	10.5%	$17,545	8.6%	45.6%	31.6%
East North Central (5)	10	2,557	$8,661	7.4%	$7,946	7.3%	$13,235	6.0%	$14,592	7.2%	9.0%	-9.3%
East South Central (6)	3	441	$1,395	1.2%	$1,567	1.4%	$2,712	1.2%	$2,847	1.4%	-11.0%	-4.7%
Middle Atlantic (7)	10	2,558	$11,117	9.5%	$9,842	9.0%	$17,215	7.8%	$14,175	7.0%	13.0%	21.4%
South Atlantic (8)	43	9,195	$44,162	37.7%	$43,885	40.1%	$87,240	39.6%	$83,123	40.9%	0.6%	5.0%
New England (9)	4	458	$993	0.8%	$1,007	0.9%	$1,166	0.5%	$707	0.3%	-1.4%	64.9%
Canada	1	607	$2,140	1.8%	$2,921	2.7%	$1,011	0.5%	$2,372	1.2%	-26.7%	-57.4%

Total Portfolio	118	26,971	$117,269	100.0%	$109,407	100.0%	$220,465	100.0%	$203,332	100.0%	7.2%	8.4%

(1)	Includes Alaska and California

(2)	Includes Nevada, Arizona, New Mexico, and Utah

(3)	Includes Minnesota and Kansas

(4)	Includes Texas

(5)	Includes Ohio, Illinois, and Indiana

(6)	Includes Kentucky and Alabama

(7)	Includes New York and Pennsylvania

(8)	Includes Virginia, Florida, Georgia, Maryland, and North Carolina

(9)	Includes Massachusetts
NOTE: The above pro forma table assumes the 118 hotel properties owned and included in continuing operations as of June 30, 2007 were owned as of the beginning of the periods presented.

ASHFORD HOSPITALITY TRUST, INC.
PRO FORMA HOTEL OPERATING PROFIT MARGIN
(Unaudited)
114 HOTELS NOT UNDER RENOVATION AND INCLUDED IN CONTINUING OPERATIONS AT JUNE 30, 2007
AS IF SUCH HOTELS WERE OWNED AS OF THE BEGINNING OF THE PERIODS PRESENTED:
HOTEL OPERATING PROFIT (HOTEL EBITDA) MARGIN:

2nd Quarter 2007	31.24%
2nd Quarter 2006	30.51%

Variance	0.73%

HOTEL OPERATING PROFIT (HOTEL EBITDA) MARGIN VARIANCE BREAKDOWN:

Rooms	0.60%
Food & Beverage and Other Departmental	0.41%
Administrative & General	0.00%
Sales & Marketing	0.18%
Hospitality	-0.06%
Repair & Maintenance	0.07%
Energy	0.14%
Franchise Fee	-0.30%
Management Fee	0.00%
Incentive Management Fee	-0.07%
Insurance	0.27%
Property Taxes	-0.33%
Leases/Other	-0.17%

Total	0.73%

ASHFORD HOSPITALITY TRUST, INC.
PRO FORMA SEASONALITY TABLE
(In Thousands)
(Unaudited)
ALL 118 HOTELS OWNED AND INCLUDED IN CONTINUING OPERATIONS AS OF JUNE 30, 2007 :

	2006	2006	2007	2007
	3rd Quarter	4th Quarter	1st Quarter	2nd Quarter	TTM
Total Hotel Revenue	327,260	370,042	351,405	379,382	1,428,088
Hotel EBITDA	86,379	98,299	103,196	117,269	405,144
Hotel EBITDA Margin	26.4%	26.6%	29.4%	30.9%	28.4%

EBITDA % of Total TTM	21.3%	24.3%	25.5%	28.9%	100.0%

JV Interests in EBITDA	4,678	5,670	7,550	7,656	25,554
NOTE: The above pro forma table assumes that the 118 hotel properties owned and included in continuing operations as of June 30, 2007 were owned as of the beginning of the periods presented.

Ashford Hospitality Trust, Inc.
Debt Summary
As of June 30, 2007
(in millions)

	Fixed-Rate	Floating-Rate	Total
	Debt	Debt	Debt
$487.1 million mortgage note payable secured by 32 hotel properties, matures between July 1, 2015 and February 1, 2016, at an average interest rate of 5.42%	$455.1	$—	$455.1
$211.5 million term loan secured by 16 hotel properties, matures between December 11, 2014 and December 11, 2015, at an average interest rate of 5.73%	211.5	—	211.5
$300.0 million secured credit facility, matures April 9, 2010, at an interest rate of LIBOR plus a range of 1.55% to 1.95% depending on the loan-to-value ratio	—	50.0	50.0
$47.5 million secured credit facility secured by 1 hotel property, matures October 10, 2008, at an interest rate of LIBOR plus 1.0% to 1.5% depending on the outstanding balance	—	—	—
Mortgage note payable secured by one hotel property, matures December 1, 2017, at an interest rate of 7.24% through December 31, 2007 and 7.39% thereafter	51.7	—	51.7
Mortgage note payable secured by one hotel property, matures December 8, 2016, at an interest rate of 5.81%	101.0	—	101.0
Mortgage note payable secured by six hotel properties, matures December 11, 2009, at an interest rate of LIBOR plus 1.72%	—	184.0	184.0
$928.5 million mortgage loan secured by 28 hotel properties, matures April 11, 2017, at an average blended interest rate of 5.95%	928.5	—	928.5
$375.0 million loan secured by 18 hotels and mezzanine notes receivable, matures May 9, 2009, at an interest rate of LIBOR plus 1.65%	—	375.0	375.0
Mortgage loans assumed with acquisition of CNL portfolio, maturing between 2008 and 2025, with an average blended interest rate of 5.61%	436.0	—	436.0

Total Debt Excluding Premium	$2,183.8	$609.0	$2,792.8

Mark-to-Market Premium			4.3
Plus Debt Attributable to Joint Venture Partners			125.0

Net Debt Including Premium			$2,922.1

Percentage of Total	78.19%	21.81%	100.00%

Weighted Average Interest Rate at June 30, 2007			6.09%

ASHFORD HOSPITALITY TRUST, INC.
Capital Expenditures Calendar
118 Core Hotels (a)

		2006				2007
		Actual	Actual	Actual	Actual	Actual	Actual	Estimated	Estimated
	Rooms	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter

Doubletree Suites Columbus	194
Embassy Suites East Syracuse	215
Sheraton Bucks County	187
Hampton Inn Mall of Georgia	92
Sheraton Milford	173	x
Hampton Inn Terre Haute	112
Hampton Inn Evansville	141
Hilton St. Petersburg Bayfront	333
Courtyard Bloomington	117
Residence Inn Salt Lake City	144
Hilton Fort Worth	294	x
Residence Inn Palm Desert	130
Embassy Suites Houston	150	x
Radisson Rockland	127	x
Residence Inn San Diego Sorrento Mesa	150	x
Hilton Nassau Bay — Clear Lake	243	x
Crowne Plaza Beverly Hills	260	x
Radisson City Center — Indianapolis	371	x					x	x
Sheraton Minneapolis West	222	x	x
Embassy Suites West Palm Beach	160	x	x
Historic Inns of Annapolis	124	x	x
Residence Inn Fairfax Merrifield	159		x
Courtyard Crystal City Reagan Airport	272		x	x
Courtyard Palm Desert	151			x
SpringHill Suites Kennesaw	90			x	x
SpringHill Suites Jacksonville	102			x	x
Courtyard Atlanta Alpharetta	154			x	x
Sea Turtle Inn Jacksonville	193			x	x	x	x	x	x
Courtyard Columbus Tipton Lakes	90				x
Residence Inn Evansville	78				x	x
SpringHill Suites BWI Airport	133				x	x
SpringHill Suites Centreville	136				x	x
SpringHill Suites Gaithersburg	162				x	x
Courtyard Overland Park	168				x	x
Hilton Santa Fe	157				x	x
Hilton Garden Inn Jacksonville	119					x
Marriott at Research Triangle Park	225					x			x
Marriott Crystal Gateway	697					x			x
Hyatt Dulles	316					x	x	x	x
JW Marriott San Francisco	338						x	x	x
Embassy Suites Las Vegas Airport	220							x	x
Homewood Suites Mobile	86							x	x
Hilton Tucson El Conquistador Golf Resort	321							x	x
Residence Inn Lake Buena Vista	210							x	x
Embassy Suites Philadelphia Airport	263							x	x
Embassy Suites Walnut Creek	249							x	x
Hilton Minneapolis Airport	300							x	x
Sheraton San Diego Mission Valley	260							x	x
Courtyard Marriott Village LBV	312							x	x
Sheraton Anchorage	375								x
Courtyard Louisville Airport	150								x
Hilton Costa Mesa	340								x
Courtyard San Francisco Downtown	405								x
Courtyard Basking Ridge	235								x
TownePlace Suites Manhattan Beach	144								x
Embassy Suites Santa Clara — Silicon Valley	193								x
Hampton Inn Jacksonville	118								x
Residence Inn Jacksonville	120								x
Hyatt Regency Orange County	654								x

(a)	Only hotels which have had or are expected to have significant capital expenditures during 2006 or 2007 are included in this table.